EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 30, 1996 by and between Universal Coach Parts, Inc., a Delaware corporation ("Employer"), and Jerry Bost ("Executive").

        WHEREAS, Executive is willing to serve as the President of Employer pursuant to the terms and conditions hereof.

        NOW, THEREFORE, Executive and Employer hereby agree as follows:

        1.     Terms of Employment.

               (a) Position and Duties. Commencing on the date of hire (the "Effective Date" and the "Employment Period"), unless terminated as provided herein, Employer agrees to employ Executive, and Executive agrees to serve Employer as its President and to perform the general functions and duties as described in Exhibit A attached hereto, as such functions and duties may be modified by mutual agreement by Employer and Executive. During the Employment Period, Executive shall be accountable, and report to the Management Committee of Employer.

               (b)    Compensation.

                       (i) Base Salary. During the Employment Period, Executive shall receive a base cash salary (the "Base Salary") at an annual rate (pro-rated for partial years during the Employment Period), of at least TWO HUNDRED THIRTY SIX THOUSAND AND 00/100 DOLLARS ($236,000.00), payable pursuant to Employer's standard payroll practices for executives. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased from time to time in accordance with Employer's performance evaluation criteria applied to Executive reasonably and in good faith consistent with application to other executives of Employer. For purposes of this Agreement, the term "executive" shall mean all executives at the same corporate level of the Executive of Employer.

                             Executive Base Salary will be increased
("Adjusted Base Salary") in the event of a relocation to a Relocation City by a factor determined by the Company.

                             In the event Employer changes its employment
grade levels at any time during the Employment Period, Executive will be classified under the new levels so as to remain in all substantial respects within the same organizational, compensation and benefit levels as under the current structure. Any increase in Base Salary shall not limit or reduce any other obligation to Executive under this Agreement. Executive's Base Salary shall not be reduced after the effective date of this Agreement and after any such increase.

                      (ii) Incentive Bonuses. In addition to Base Salary payable as hereinabove provided, Executive shall be entitled to participate in Employer's Management Incentive Program (the "Incentive Program") for each fiscal year or portion thereof during the Employment Period. For purposes of this Paragraph, Employment Period shall be considered to include the full year 1996. Executive shall be eligible for awards ("Incentive Bonuses") under the Incentive Program during the Employment Period, pursuant to the terms and conditions of such Program as in effect on the Effective Date.

                      (iii) Incentive, Savings and Retirement Plans. In addition to amounts payable as provided in 1(b)(i) and (ii) above, Executive shall be entitled to participate in all other incentive plans, practices, policies and programs applicable to other senior executives of Employer, including, without limitation, all plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), all medical insurance and health plans, and all additional, supplemental and incentive compensation plans, in each instance providing benefits reasonably equivalent or in excess of those provided other executives of Employer.

                      (iv) Welfare Benefit Plans. During the Employment Period, Executive and Executive's family shall be eligible for participation in and shall receive all benefits under the terms of welfare benefit plans, practices, policies and programs provided to senior executives of Employer (including, without limitation, medical prescription, dental, vision, disability, basic life, supplemental life, accidental death and travel accident insurance plans and programs) and all additional, supplemental and replacement plans, practices, policies and programs provided to executives of Employer, in each instance, providing benefits reasonably equivalent or in excess of those provided other executives of Employer.

                      (v) Expenses. During the Employment Period, Executive shall be entitled to reimbursement for all reasonable expenses incurred by Executive in the performance of duties hereunder, in accordance with the terms of the policies, practices and procedures of Employer as generally applicable to its executives.

                      (vi) Fringe and Other Benefits. During the Employment Period, Executive shall be entitled to fringe benefits, including, without limitation: (A) exclusive and full time use of an automobile, consistent with Employer's policies as applied to its other executives, selected by Executive comparable to automobiles provided other executives of Employer,
(B) payment of reasonable business related expenses including, without limitation, professional association dues and (C ) all other benefits, prerequisites, vacation, insurance, severance, disability, and incentives provided to other executives of Employer.

        2.     Termination of Employment.

               (a) Disability. If Executive becomes disabled, which, for purposes of this Agreement, shall mean that (i) Executive fails to perform his essential duties on an active full-time basis by reason of disability or impairment of health for a period of at least three hundred sixty five
(365) consecutive calendar days or (ii) Employer shall have received a certificate from a physician reasonably acceptable to Employer and Executive, or any duly appointed legal representative of Executive, to the effect that Executive cannot reasonably be expected to be capable of performing his essential duties under this Agreement for a period of at least one (1) year in accordance with past practices, Executive's employment may be terminated for "Disability" pursuant to a Notice of Termination (as hereinafter defined) delivered by Employer or by Executive or his duly appointed legal representative. Payment to Executive will be made in accordance with the terms of the Employer's Short Term Disability Plan and Employer's Long Term Disability Plan (if elected by Executive).

               (b) Cause. Pursuant to a Notice of Termination, Employer may terminate Executive's employment hereunder "for Cause." For the purposes of this Agreement, "for cause" means termination upon Executive's continual failure to perform in a satisfactory manner, his essential duties and obligations hereunder in any material respect after written notice and reasonable opportunity to cure performance.

               (c) Termination by Executive. Notwithstanding anything contained herein to the contrary, Executive may terminate this Agreement pursuant to a Notice of Termination at any time.

               (d) Notice and Date of Termination, Etc. For purposes of this Agreement, "Notice of Termination" means a written notice which indicates the specific termination provision of this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment. For purposes of this Agreement, "Date of Termination" means (i) if Executive's employment is terminated for Disability pursuant to Subsection (a) of this Section 2, the date that Notice of Termination is given, (ii) if Executive's employment is terminated by reason of his death, the date of death, and
(iii) if Executive's employment is terminated by Employer "for Cause" or by either party for any other reason (other than Disability or death), the date specified in the Notice of Termination, which date shall not be less than thirty (30) days after the date of such Notice.

        3. Compensation Upon Termination of Employment or During
Disability. Upon termination of Executive's employment, Executive shall be entitled to the following benefits:

               (a) If Executive's employment is terminated for Disability, Employer shall pay and provide Executive his full Base Salary through the Date of Termination, plus all other disability and related benefits in accordance with existing Company benefit plans, and Employer shall have no further obligations to Executive under this Agreement.

               (b) If Executive's employment shall be terminated other than pursuant to Executive's death or Disability or by Employer (for Cause), Employer shall pay and provide Executive his full Base Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, plus all other benefits to which Executive is entitled as of the Date of Termination under any compensation or benefit plans in accordance with existing Company benefit plans, and Employer shall have no further obligation to Executive under this Agreement.

               (c) If Executive's employment shall be terminated by reason of his death, Employer shall pay and provide his estate or designated beneficiaries his full Base Salary through the end of the month in which death occurs, plus any Incentive Bonuses and other bonus earned under any bonus program as prorated for the portion of the applicable bonus measurement period occurring prior to the date of death, plus all other amounts and benefits to which Executive is entitled under any compensation or benefit plans or policies provided any executive officer of Employer at the date of death, and Employer shall have no further obligation to Executive or his estate under this Agreement.

               (d) If Executive's employment shall be terminated other than pursuant to Executive's death or Disability by Employer other than "for Cause" then Executive shall be entitled to the following:

                      (i) Through Date of Termination. Employer shall pay Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts and benefits to which Executive is entitled under any compensation or benefit plans of Employer, including, without limitation, Incentive Bonuses, accrued or prorated through the Date of Termination, at the time such payments are due.

                      (ii) Severance. Severance will be in accordance with the Company's existing Severance Policy which is actually based on Executive's current base salary from 6-12 months..

               (e) If Executive terminates his employment pursuant to
Section 2(c), Executive shall be entitled only to his current Base Salary and benefits through the Date of Termination.

        5. Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties and their respective advisors and representatives, shall be settled exclusively by arbitration in the city of residence of the Executive in accordance with the procedures of the American Arbitration Association.

        6. Confidentiality. Executive shall not, at any time following his termination, use the name, marks, records, plans, or proprietary methods nor the list of customers of Employer or disclose them or any part thereof to any person, firm, corporation, association, or other entity (other than a subsidiary, parent or affiliate of MCII/TMO) for any purpose or reason whatsoever, or remove or retain, without Employer's consent, any figures, calculations, letters, documents, papers, drawings, or copies thereof, or other confidential information of any type or description or breach the Covenants contained in the Employee Patent and Trade Secret Agreement signed by Executive on _______________.

        7. Non-Competition. Upon termination of Executive's employment, Executive agrees not to enter into the employ of or consultancy for any bus or coach manufacturer, or bus or coach parts manufacturer or distributor, or bus or coach sales or service business, or bus or coach operator, in competition with Employer, for a period of three (3 ) years from the date of Executive's termination.

        8. Transfers. The Employer shall, at any time, transfer the Executive to any other different location as the Employer sees fit for business reasons, locally or internationally.

        9. Full Settlement. Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Employer may have against Executive, or otherwise.

        10.    Successors.

               (a) This Agreement is personal to Executive and without the prior written consent of Employer, shall not be assignable by Executive other than as provided herein. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon and enforceable by Employer and its permitted successors and assigns.

               (c) Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, or substantially all, of the business and/or assets of Employer to assume expressly and agree to perform this Agreement in the same manner, and to the same extent, that Employer is bound hereunder.

        11.    Miscellaneous.

               (a) Acceleration of Payments. In the event Employer fails to pay Executive any payment when due and payable and such failure continues for five (5) business days after written notice of such failure, then all payments under this Agreement shall be accelerated and the entire amount of such payments shall then be due and payable immediately.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (c) Notices. All notices and other communication hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                      If to Executive:

                      Executive's home address is on file with Employer's payroll department.

               If to Employer:

                      Universal Coach Parts, Inc.
                      10 E. Golf Road
                      Des Plaines, Illinois 60016
                      Attention: Chief Operating Officer

or if by the Chief Operating Officer,

                      Attention: Chief Financial Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when moved.

               (d) Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement between the parties concerning the subject matter hereof. It may not be changed orally, but only by agreement, in writing, signed by each of the parties. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of Employer at any time, or from time to time, to require performance of any of the Executive's obligations under this Agreement shall, in no manner, affect Employer's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by Employer of any right arising out of any subsequent breach.

        IN WITNESS WHEREOF, Executive has hereunder set his hand and, pursuant to authorization from its Board of Directors, Employer has caused these presents to be executed in its name on its behalf, all as of the date and year first above written.

                         "Executive"


                         ------------------------
                         Jerry Bost


                         UNIVERSAL COACH PARTS, INC.


                         By _/s/__________________
                            Chairman of the Board